EXHIBIT 99.2

                              EUGENE SCIENCE, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 and 2003






                                    CONTENTS


Independent Auditors' Report                                               1 - 2

Consolidated Balance Sheets                                                    3

Consolidated Statements of Stockholders' Deficit                               4

Consolidated Statements of Operations                                          5

Consolidated Statements of Cash Flows                                          6

Notes to Financial Statements                                             7 - 20

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
EUGENE SCIENCE, INC.

         We have audited the consolidated balance sheets of EUGENE SCIENCE, INC. and subsidiary (the "Company") as at December 31, 2004 and 2003 and the related consolidated statements of stockholders' deficit, operations and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         Except as stated in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         Since we were appointed auditors of the subsidiary during 2005, we did not observe the taking of the physical inventory of the subsidiary at the year ended 2002 and 2003, and we were unable to satisfy ourselves concerning those inventory quantities by alternative means. Since opening inventories enter into the determination of the results of operations and cash flows for 2003 and 2004, we were unable to determine whether adjustments to the inventory balances, cost of sales, net income for the year, opening retained earnings, and cash provided from operations might be necessary for 2003 and 2004. The subsidiary had no inventory as at December 31, 2004 and $212,140 as at December 31, 2003. Cost of sales of the subsidiary was $390,194 and $174,584 for 2003 and 2004 respectively.

         In our opinion, except for the effect on the financial statements for 2003 and 2004 of adjustments, if any, which we might have determined to be necessary had we been able to examine opening inventory quantities of the subsidiary as at December 31, 2003 and 2004, as described in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operation, changes in its accumulated deficit and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative working capital from operations and operates in a country whose economy is currently unstable, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                       /S/ SF PARTNERSHIP, LLP
                                                       -------------------------
                                                       SF PARTNERSHIP, LLP

TORONTO, CANADA                                        CHARTERED ACCOUNTANTS
May 27, 2005

EUGENE SCIENCE, INC.
Consolidated Balance Sheets
December 31, 2004 and 2003

                                                                   2004            2003
                                                               ------------    ------------
                          ASSETS
CURRENT
    Cash and cash equivalents (note 3) .....................   $     36,681    $    697,950
    Accounts receivable (net of allowance for
      doubtful accounts $308,250; 2003 - $233,309) (note 17)      2,721,287       2,127,605
    Inventory (note 4) .....................................         15,094         329,122
    Advances to a  related company (note 5) ................        925,251            --
    Prepaid and sundry assets ..............................        170,682          98,075
                                                               ------------    ------------

                                                                  3,868,995       3,252,752
PROPERTIES AND EQUIPMENT (note 6) ..........................      9,780,104       8,729,738
INVESTMENTS (note 7) .......................................        588,584         594,146
INTANGIBLE ASSETS ..........................................        186,398         157,317
                                                               ------------    ------------

                                                               $ 14,424,081    $ 12,733,953
                                                               ============    ============

                       LIABILITIES
CURRENT
    Accounts payable .......................................   $  5,696,758    $  3,684,133
    Rental deposits (note 8) ...............................        156,016         133,952
    Loans payable - current portion (note 9) ...............     10,512,246       4,449,922
    Advances from a related company (note 10) ..............           --            12,812
    Advances from shareholder and officer (note 11) ........          6,169          82,046
                                                               ------------    ------------

                                                                 16,371,189       8,362,865
ACCRUED SEVERANCE ..........................................        426,367         300,806
DEPOSIT (note 18) ..........................................      1,768,344            --
LOANS PAYABLE  (note 9) ....................................        336,774       2,636,947
CONVERTIBLE DEBENTURES (note 12) ...........................           --         1,666,791
                                                               ------------    ------------

                                                                 18,902,674      12,967,409
                                                               ------------    ------------

                 STOCKHOLDERS' DEFICIENCY
CAPITAL STOCK (note 13) ....................................      2,538,572       2,538,572
PAID IN CAPITAL ............................................     12,688,523      12,688,523
ACCUMULATED OTHER COMPREHENSIVE LOSS .......................     (1,676,719)     (1,167,171)
ACCUMULATED DEFICIT ........................................    (18,028,969)    (14,293,380)
                                                               ------------    ------------

                                                                 (4,478,593)       (233,456)
                                                               ------------    ------------

                                                               $ 14,424,081    $ 12,733,953
                                                               ============    ============


APPROVED ON BEHALF OF THE BOARD


-------------------------------                  -------------------------------
            Director                                         Director

EUGENE SCIENCE, INC.
Consolidated Statements of Stockholders' Deficit
Years Ended December 31, 2004 and 2003

                                                        PAID IN      ACCUMULATED
                                                       CAPITAL IN       OTHER                            TOTAL
                          NUMBER OF      CAPITAL       EXCESS OF    COMPREHENSIVE    ACCUMULATED     STOCKHOLDERS'
                           SHARES         STOCK        PAR VALUE        LOSS           DEFICIT          DEFICIT
                        ------------   ------------   ------------   ------------    ------------    ------------
Balance, January 1,
   2003                   29,197,300   $  2,538,572   $ 12,688,523   $   (181,344)   $(10,584,222)   $  4,461,529

   Unrealized loss
      on investments            --             --             --       (1,006,341)           --        (1,006,341)

   Foreign exchange
      on translation            --             --             --           20,514            --            20,514

   Net loss .........           --             --             --             --        (3,709,158)     (3,709,158)
                        ------------   ------------   ------------   ------------    ------------    ------------

Balance, December 31,
   2003                   29,197,300   $  2,538,572   $ 12,688,523   $ (1,167,171)   $(14,293,380)   $   (233,456)
                        ============   ============   ============   ============    ============    ============


Balance, January 1,
   2004                   29,197,300   $  2,538,572   $ 12,688,523   $ (1,167,171)   $(14,293,380)   $   (233,456)


   Unrealized loss
      on investments            --             --             --          (78,490)           --           (78,490)


   Foreign exchange
      on translation            --             --             --         (431,058)           --          (431,058)

   Net loss .........           --             --             --             --        (3,735,589)     (3,735,589)
                        ------------   ------------   ------------   ------------    ------------    ------------

Balance, December 31,
   2004                   29,197,300   $  2,538,572   $ 12,688,523   $ (1,676,719)   $(18,028,969)   $ (4,478,593)
                        ============   ============   ============   ============    ============    ============

EUGENE SCIENCE, INC.
Consolidated Statements of Operations
Years Ended December 31, 2004 and 2003

                                                     2004              2003
                                                 ------------      ------------
REVENUE
    Manufacturing ..........................     $  2,328,320      $  3,746,415
    Merchandise ............................          528,604         1,085,474
                                                 ------------      ------------

                                                    2,856,924         4,831,889
                                                 ------------      ------------

COST OF SALES
    Manufacturing ..........................        2,225,390         3,515,733
    Merchandise ............................          806,040           945,658
                                                 ------------      ------------

                                                    3,031,430         4,461,391
                                                 ------------      ------------

GROSS (LOSS) PROFIT ........................         (174,506)          370,498
                                                 ------------      ------------

EXPENSES
    Salaries, employee benefits, and
       retirement allowance ................          859,044         1,032,563
    Research and development ...............          401,599         1,059,064
    Professional fees ......................          159,664           166,522
    Advertising, promotion, and
       entertainment .......................          151,024           144,641
    Office and general .....................           81,007           212,571
    Travel .................................           65,690            76,143
    Bad debts ..............................           62,476           231,704
    Repairs and maintenance ................           60,037            87,284
    Utilities ..............................           56,656            88,627
    Insurance ..............................           16,588            19,192
    Rent ...................................            5,280            70,235
    Foreign exchange .......................               61            46,020
    Commission .............................             --              12,437
    Depreciation ...........................          342,912           260,941
                                                 ------------      ------------

                                                    2,262,038         3,507,944
                                                 ------------      ------------

OPERATING LOSS .............................       (2,436,544)       (3,137,446)
                                                 ------------      ------------

OTHER INCOME (EXPENSES)
    Net rental income ......................          142,178           107,519
    Miscellaneous income ...................            7,488            73,744
    Interest expense - net .................       (1,229,901)         (651,605)
    Interest - other (note 18) .............         (151,141)             --
    Financing fees .........................          (57,731)             --
    Loss on disposition of equipment .......             --            (101,370)
    Loss on write down of equipment ........           (9,938)             --
                                                 ------------      ------------

                                                   (1,299,045)         (571,712)
                                                 ------------      ------------

NET LOSS ...................................     $ (3,735,589)     $ (3,709,158)
                                                 ============      ============

BASIC LOSS PER SHARE .......................     $      (0.13)     $      (0.13)
                                                 ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES ..........       29,197,300        29,197,300
                                                 ============      ============

EUGENE SCIENCE, INC.
Consolidated Statements of Cash Flows
Years Ended December 31, 2004 and 2003


                                                         2004           2003
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss .....................................   $(3,735,589)   $(3,709,158)
    Adjustments for:
      Depreciation ...............................       613,987        636,577
      Amortization of intangible assets ..........        37,324         34,191
      Loss on disposition of equipment ...........          --          101,370
      Loss on write down of equipment ............         9,938           --
    Change in non-cash working capital
      Accounts receivable ........................      (219,510)       658,322
      Inventory ..................................       332,326        586,457
      Accounts payable ...........................     1,286,353      1,222,709
      Accrued severance ..........................        68,600        (30,815)
      Prepaid and sundry assets ..................       (50,947)       368,887
      Rental deposits ............................          --         (159,600)
      Deposit ....................................     1,595,880           --
                                                     -----------    -----------

                                                         (61,638)      (291,060)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
      Acquisition of property and equipment ......      (274,164)       (65,598)
      Investments ................................        14,850        184,045
      Intangible assets ..........................       (40,184)       (49,834)
                                                     -----------    -----------

                                                        (299,498)        68,613
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Advances from a related company ............          --           12,855
      Loans payable ..............................     2,341,762       (669,256)
      Advances from shareholder and officer ......       (80,673)        82,320
      Convertible debentures .....................    (1,752,002)      (111,443)
      Advances to a related company ..............      (848,479)       410,915
                                                     -----------    -----------

                                                        (339,392)      (274,609)
                                                     -----------    -----------

FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS ....        39,259          2,942
                                                     -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS ........      (661,269)      (494,114)

CASH AND CASH EQUIVALENTS - BEGINNING OF  YEAR ...       697,950      1,192,064

                                                     -----------    -----------
CASH AND CASH EQUIVALENTS - END OF YEAR ..........   $    36,681    $   697,950
                                                     ===========    ===========

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


1.     DESCRIPTION OF BUSINESS AND GOING CONCERN

         a)       Description of Business

                  Eugene Science, Inc. ("the Company"), a company operating in Bucheon, Kyunggi-Do, Korea, was founded on July 1, 1997 under the laws of the Republic of Korea to manufacture and sell bio-technology products.

                  From its inception, the Company has been actively investing in research to develop new technologies that can be used in the functional food and drug industry.

                  The Company manufactures CZTM series cholesterol-lowering functional food ingredients, beverages and capsules fortified with CZTM series ingredients, and ordinary corn oil. The merchandise sales include the purchase and resale of vegetable oil products which include the ingredients of CZTM series.

         b)       Going Concern

                  The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since 2000 and has negative cash flows from operations that raise substantial doubt as to its ability to continue as a going concern. For the years ended December 31, 2004 and 2003, the Company experienced net losses of $3,735,589 and $3,709,158 respectively.

                  For 2004, the Company had no sales from its main product CZTM, which accounted for 16% of its total sales and an estimated gross margin of 28% in 2003.

                  The Company's ability to continue as a going concern is also contingent upon its ability to secure additional financing, initiating sale of its product and attaining profitable operations.

                  In May 2005, plant sterols, the main ingredient of CZTM series, was formally approved as a health function food ingredient by the Korean Food & Drug Administration, making it possible for the Company to advertise the cholesterol-lowering function of CZTM and food enriched with CZTM. The Company expects that the favorable change in the regulation will strongly help in selling CZTM to major food companies. The Company has also developed new capsule products that are efficient and convenient in delivering the health function of CZTM. The Company is actively developing sales channels for CZTM and the capsule products and expects the sales to start in the second half of 2005.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


1.       DESCRIPTION OF BUSINESS AND GOING CONCERN (cont'd)

                  The Company also plans to strengthen the cooperation with its international partners to restart shipping to overseas markets. The Company expects to sell CZTM to major food companies through its international strategic partners such as Archer Daniels Midland Company. In regards to CZTM capsules, the Company also plans to provide a large volume to the United States market starting the second half of 2005 through marketing companies in the United States.

                  In addition, management is pursuing various sources of equity financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

                  As mentioned in note 19, subsequent to the year-end, the Company obtained equity financing of $1 million and the Company is in the process of trying to obtain additional funding in the United States.

                  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

         a)       Basis of Presentation

                  The consolidated financial statements include the accounts of the Company, and its 74% owned subsidiary UcoleBio Corp. Intercompany accounts and transactions have been eliminated on consolidation. These consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the year.

         b)       Unit of Measurement

                  The US Dollar has been used as the unit of measurement in these financial statements.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         c)       Use of Estimates

                  Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

         d)       Revenue Recognition

                  The Company generates revenues from sales of manufactured goods and merchandise, as well as rental of the company's buildings.

                  Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable.

                  The Company retains substantially all of the benefits and risks of ownership of its income properties and therefore accounts for leases with its tenants as operating leases.

         e)       Government Grants

                  Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

         f)       Currency Translation

                  The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income.

                  Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

         g)       Cash and Equivalents

                  Highly liquid investments with maturities of three months or less when purchased are considered cash equivalents and recorded at cost, which approximates fair value.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         h)       Properties and Equipment

                  Properties and equipment are stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charges to expense as incurred. Depreciation is computed using the straight-line method over the following periods:

                        Building                              20-40 years
                        Machinery                                10 years
                        Vehicles                                  5 years
                        Furniture and equipment                 3-5 years

         i)       Intangible Assets

                  Intangible assets such as cost of obtaining industrial rights and patents are stated at cost, net of depreciation computed using the straight-line method over 5 to 10 years.

         j)       Inventories

                  Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

                  The  cost  of   inventories  is  determined  on  the  first-in
                  first-out method, except for materials-in-transit for which the specific identification method is used.

         k)       Investments

                  Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

         l)       Financial Instruments

                  Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         m)       Recent Accounting Pronouncements

                  In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (Statement
                  151). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). As currently worded in ARB 43, Chapter 4, the term "so abnormal" was not defined and its application could lead to unnecessary noncomparability of financial reporting. This Statement eliminates that term and requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of Statement 151 will not have a material impact on the Company's consolidated financial statements.

                  In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS 153 will not have a material impact on the Company's consolidated financial statements.

                  In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


3.       CASH AND CASH EQUIVALENTS

         The following amounts included in cash and cash equivalents are restricted for use by the Company:

         a) The Company had $155,301 in cash as at December 31, 2003 that it had received from the government to be used only for a specific joint research and development project with the government. The cash was spent on that project during 2004.

         b) The Company had provided a $418,600 term deposit as at December 31, 2003 as security for a loan of same amount taken out by a company with the same major shareholder and chief executive officer. During 2004, the term deposit was loaned to the related company to pay off the loan.

         c) The Company had provided a $9,751 (2003 - $41,860) bond as security for payment on future purchases from a vendor.

4.       INVENTORY

         Inventory includes $6,955 (2003 - $41,429) of finished goods, $8,139 (2003 - $57,521) of raw materials, and no merchandise (2003 - $230,172).

5.       ADVANCES TO A RELATED COMPANY

         Advances to a company which has the same major shareholder and chief executive officer bear interest at 9% per annum and are due on demand. The company is in financial difficulty, however it is finalizing an agreement for additional financing and, as such, the Company expects the loan to be collectible as described in note 17.

6.       PROPERTIES AND EQUIPMENT

         Properties and equipment are comprised as follows:

                                             2004                        2003
                                         ACCUMULATED                 Accumulated
                               COST     DEPRECIATION       Cost     Depreciation
                           -----------   -----------   -----------   -----------

Land ...................   $ 4,400,971   $      --     $ 3,778,579   $      --
Buildings ..............     3,370,537       653,135     2,888,430       432,706
Equipment ..............     4,014,740     1,466,876     3,237,328       961,573
Furniture and fixtures .       948,357       834,490       863,771       644,091
                           -----------   -----------   -----------   -----------

                           $12,734,605   $ 2,954,501   $10,768,108   $ 2,038,370
                           -----------   -----------   -----------   -----------

Net carrying amount ....                 $ 9,780,104                 $ 8,729,738
                                         -----------                 -----------

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


6.       PROPERTIES AND EQUIPMENT (cont'd)

         The land and buildings have been pledged as security for a bank loan as described in note 9, the same bank's guarantee of a note payable as described in note 9, and a rental deposit as described in note 8.
         During the 2004 year, the Company defaulted on its payments of the loans and the bank with the first charge on the Company's properties was in the process of trying to auction off the Company's properties through court action. And various creditors of the Company have put a provisional seizure on the properties to protect their loans. The appraised value of the properties is $9,952,000. However, subsequent to the year-end, the auction of the properties has been cancelled by the bank as described in note 19. Also, during the year, an agreement has been reached to sell the properties, as described in note 18, which the creditors are aware of.


7.       INVESTMENTS

                                                            2004         2003
                                                         ---------    ---------
Private company                                  7.5%    $ 588,212    $ 579,699
Company with same major shareholder and CEO     4.58%            1            1
Other marketable securities                                    371       14,446
                                                         ---------    ---------
                                                         $ 588,584    $ 594,146
                                                         =========    =========

         Included in investments are certain shares of a private company with carrying value of $311,753 (2003 - $307,240) that are pledged as security for a trade payable in the amount of $377,841 (2003 - $155,238).

8.       RENTAL DEPOSITS

         A rental deposit of $58,506 (2003 - $50,232) is secured by a charge on the land and buildings as described in note 6. The charge is subordinate to the prior claim held by the bank as described in note 9.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


9.       LOANS PAYABLE

                                                                2004          2003
                                  CURRENT      LONG-TERM       TOTAL         Total
                                -----------   -----------   -----------   -----------
Bank loans ..................   $ 5,963,465   $      --     $ 5,963,465   $ 5,640,200
Bank loan #2 ................     1,946,104          --       1,946,104          --
Note payable #1 .............     2,319,382          --       2,319,382          --
Notes payable (#2, 3, 4, & 5)       178,728          --         178,728       919,685
Government loans (#1, 2, & 3)        41,185       336,774       377,959       359,544
Loan payable - customer .....        63,382          --          63,382       167,440
                                -----------   -----------   -----------   -----------

                                $10,512,246   $   336,774   $10,849,020   $ 7,086,869
                                ===========   ===========   ===========   ===========

         Bank Loans

         The bank loans bear interest at 4.5% to 18% and are due on demand. A bank loan of $3,889,259 (2003 - $2,810,104) is secured by a first charge on the land and buildings as described in note 6. The Company is currently in default of these loans and, as such, as at December 31, 2004, the land and buildings were in the process of being auctioned through court action by the request of the bank. Subsequent to the year-end, the auction of the properties was cancelled by the bank as described in note 19.

         In addition to the security mentioned above, a loan in the amount of $1,311,469 (2003 - $1,084,139) is guaranteed by Korea Technology Credit Guarantee Fund, a government operated fund. Additionally, another bank loan of $278,804 is guaranteed by the chief executive officer as at December 31, 2004. As at December 31, 2003, a bank loan of $776,084 was guaranteed by the bank with the first charge on the Company's properties and repaid by the same bank in 2004.

         Bank Loan #2

         The bank loan bears interest at 4.6% per annum, is unsecured, and due on maturity on December 22, 2005.

         Note Payable #1

         The note  payable  from  Korea  Technology  Credit  Guarantee  Fund,  a
         government   operated  fund,  bears  interest  at  21%  per  annum,  is guaranteed by the chief executive officer, and is due on demand.

         Notes Payable #2, 3, 4, and 5

         The notes payable bear interest at 0% to 9% and are due on demand. As at December 31, 2003, a note payable of $819,619 was guaranteed by the bank with the first charge on the Company's land and buildings as described in note 6. The loan was repaid by the same bank in 2004.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


9.       LOANS PAYABLE (cont'd)

         Government Loan #1

         The loan is non-interest bearing, unsecured, repayable in three annual payments of $20,593 and matures February 2006. The Company is in arrears on the 2004 annual payment. Total amount outstanding at the year end was $61,779.

         Government Loans #2 and 3

         The loans are non-interest bearing, unsecured, and are repayable when the projects related to the loans have been completed. The Company is in default of one of the grants in the amount of approximately $62,000. The loan was forgiven subsequent to the year end, but the Company will not be allowed to participate in new government projects for a year as described in note 19.

         Loan Payable - customer

         The loan payable from a customer is non-interest bearing and due on demand.

10.      ADVANCES FROM A RELATED COMPANY

         The advances are from a company which has the same major shareholder and chief executive officer, bears interest at 9%, and is due on demand.

11.      ADVANCES FROM SHAREHOLDER AND OFFICER

         The advances from the chief executive officer, who is also a 32% shareholder, bears interest at 9% per annum and is repayable on demand.

12.      CONVERTIBLE DEBENTURES

         Pursuant to SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" the Company accounts for the convertible debentures as a liability at face value and no formal accounting recognition is assigned to the value inherent in the conversion feature.

         As at December 31, 2003, the Company had a convertible debenture with a face value of $1,666,791, a guarantee yield of 8.64% per annum on maturity, and an annual coupon rate of 3% payable quarterly. The debenture was convertible, to a maximum of 1,538,460 shares of common stock at any time prior to three business days before the maturity date of October 9, 2004. During 2004, the Company defaulted on the repayment of convertible bond and its guarantor, KOTEC (Korea Technology Credit Guarantee Fund) repaid the balance on behalf of the Company. The debt to KOTEC is reflected in the books and records of the Company as note payable #1 as described in note 9.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


13.      CAPITAL STOCK

         Authorized:
            300,000,000 common shares,
            par value $0.0869
                                                     2004                2003
                                                     ----                ----
         Issued:
            29,197,300  common shares            $ 2,538,572         $ 2,538,572
                                                 ===========         ===========

         Stock Warrants and Options

         The Company has accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                                             2004              2003
                                             ----              ----

          Interest rate                      7.7%              7.7%
          Expected volatility                0.1%              0.1%
          Expected life in years                6                 7

         In 1999 the Board of Directors of the Company adopted an option plan to allow employees to purchase ordinary shares of the Company.

         In October 1999, the share option plan granted 928,350 stock options for the common stock of the Company having a $0.869 nominal par value each and an exercise price of $0.12. In 2000, 236,240 stock options were cancelled.

         In December 1999, 659,169 stock options were granted having a $0.0869 nominal par value each and an exercise price of $0.26.

         In October 2000, 971,999 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.74. In 2000, 5,087, in 2001, 162,848, in 2002, 40,712, and in 2003, 244,272 stock options were cancelled.

         In May 2001, 71,246 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.53. In 2002, 20,356 stock options were cancelled.

         In March 2002, 1,000,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.51. In 2002, 330,000 stock options were cancelled. In 2003, an additional 110,000 stock options were cancelled.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


13.      CAPITAL STOCK (cont'd)

         In September 2002, 220,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.64.

         In March 2003, 350,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.60. In 2003, 180,000 stock options were cancelled. In 2004, an additional 20,000 stock options were cancelled.

         The options vest gradually over a period of 2 to 3 years from the date of grant. The term of each option shall not be more than 7 years from the date of grant. 519,080 and 270,890 options have vested in 2003 and 2004 respectively. However, since the exercise price of the options were higher than the fair market value, no benefits have been recorded for those years.

         The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

         The following table summarizes the stock option activity during 2004 and 2003:

                                                        2004           2003
                                                     ----------     ----------

Outstanding, beginning of year .................      2,871,249      3,055,521
Granted ........................................           --          350,000
Cancelled ......................................        (20,000)      (534,272)
                                                     ----------     ----------

Outstanding, end of year .......................      2,851,249      2,871,249
                                                     ==========     ==========

Weighted average fair value of
  options granted during the year ..............     $     --       $     --
                                                     ==========     ==========

Weighted average exercise price
  of common stock options, beginning
  of year ......................................     $     0.97     $     1.01
                                                     ==========     ==========

Weighted average exercise price
  of common stock options granted
  in the year ..................................     $     --       $     1.60
                                                     ==========     ==========

Weighted average exercise price
  of common stock options, end of year .........     $     1.12     $     0.97
                                                     ==========     ==========

Weighted average remaining contractual
  life of common stock options .................        6 YEARS        7 years
                                                     ==========     ==========

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


14.      GOVERNMENT GRANT

         In 2003, the Company received approximately $160,000 of government grant for a project that commenced in 2004. The amount has been applied to reduce research and development expense in 2004.

15.      INCOME TAXES

         The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Company in 2004 and 2003 are 16.5 percent of the first 100 million Korean Won ($84,000) of taxable income and 29.7 percent on the excess.

         Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years.

         The Company has deferred income tax assets as follows:

                                                       2004             2003
                                                   -----------      -----------

Deferred income tax assets
       Research and development expenses
       amortized over 5 years for tax
       purposes ..............................     $   313,080      $   345,399
  Other timing differences ...................          64,895          352,912
  Net operating loss carryforwards ...........       2,485,180        1,636,331
  Valuation allowance for deferred income
     tax assets ..............................      (2,863,155)      (2,334,642)
                                                   -----------      -----------

                                                   $     --         $     --
                                                   ===========      ===========

         The Company provided a valuation allowance equal to the deferred income tax assets because it is not presently more likely than not that they will be realized.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


16.      MAJOR CUSTOMERS

         In 2003, the Company had one major customer which primarily accounted for 64% of the total revenue. The customer is a company with the same major shareholder and chief executive officer. In 2004, sales to three major customers accounted for 87% of the total revenue.

17.      RELATED PARTY TRANSACTIONS

                                FINISHED    NET RENTAL                 ACCOUNTS     ACCOUNTS
                              GOODS SALES     INCOME     PURCHASES    RECEIVABLE     PAYABLE
                               ----------   ----------   ----------   ----------   ----------
Company #1 - same major
   shareholder and chief
   executive officer
     - 2003 ................   $2,282,253   $   86,912   $  501,491   $1,981,863   $  231,042
     - 2004 ................   $1,156,969   $   72,953   $  603,693   $2,709,253   $  269,098

Company #2 - controlled by a
   relative of chief
   executive officer
     - 2003 ................   $   64,207   $     --     $   71,581   $     --     $     --
     - 2004 ................   $  194,168   $     --     $     --     $     --     $     --

Company #3 - controlled by a
   relative of chief
   executive officer
     - 2003 ................   $    1,512   $     --     $   85,812   $      414   $     --
     - 2004 ................   $    1,584   $     --     $   77,547   $    2,092   $   88,085

         The Company with the same major shareholder and chief executive officer has negative working capital and loss of approximately $2 million in the year ended December 31, 2004. However, the related company is set to receive funding of $2.5 million in exchange for 22% of its shares in 2005 and the Company believes the receivable to be collectible in future.

         These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the above mentioned parties, which approximates fair market value.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
December 31, 2004 and 2003


18.      COMMITMENTS

         In January 2004, the Company entered into a commitment to sell its land and building, pending the outcome of the auction of the property as described in note 19. The transfer of title is to occur on January 31, 2009. During the year, the Company has received an advance payment of $1,768,344. Until legal transfer of the title in 2009, the Company is to pay $4,400 monthly in cash. On any initial public offering, the Company is to also provide shares based on initial public offering price and the number of months since the agreement at $8,800 per month. After the initial public offering, the Company is to pay $13,200 in cash monthly.

         Before entering into the agreement, management had made the purchaser of the properties aware the properties were pledged as security against the Company's loans as described in note 6. At the time of agreement, management and the purchaser determined that in the case of an auction of the properties by the creditors such as the one described in note 19, the remaining proceeds would allow the Company to return the advance payment.

19.      SUBSEQUENT EVENTS

         a) In January 2005, a government loan repayable of approximately $62,000 as described in note 9 was forgiven. However, the Company is not allowed to participate in any new government projects for one year.

         b) In February 2005, the Company has obtained funding of $1 million in exchange for issuance of 2,500,000 common shares.

         c) Subsequent to the year-end, the bank that has the first charge on the Company's properties and had requested the auction of the properties through court action, agreed to cancel the auction of properties on the payment of administrative cost of $173,000.